DRAFT 6/8/95

                 FIRST AMENDMENT TO PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT ("Amendment") is made as of June 12, 1995, between ANGELES PARTNERSHIP 16, a
California limited partnership ("Seller") and NORTH PRIOR,
L.L.C., a Delaware limited liability company ("Buyer").

     BACKGROUND:

     A. Seller and North Prior Partnership ("NPP") entered into a Purchase Agreement dated as of March 3, 1993, regarding the sale and purchase of certain property known as The North Prior Industrial Park, which is legally described on attached Exhibit A (collectively, the "Property"). NPP has assigned its interest in the Purchase Agreement to Buyer.

     B.   The Property has been contaminated by a petroleum spill
("Spill").

     C.   Seller and Buyer have agreed to amend the Purchase
Agreement as set forth below.

     AGREEMENT:

     For valuable consideration, Seller and Buyer agree to amend the Purchase Agreement as follows:

     1.   Purchase Price Reduction.  The purchase price for the
Property is reduced from $10,650,000 to $10,450,000.

     2.   Closing Date; Extension.  The closing date ("Closing
Date") for the closing ("Closing") will be June 12, 1995;
provided, however, that either party may extend the Closing Date to June 13, 1995 by giving written notice of such extension to the other party not later than June 12, 1995.

     3. Title. Buyer has obtained a title insurance commitment (No. R-OR907111C) ("Commitment") from Old Republic National Title Insurance Company ("Title") and shall obtain a survey for the Property in the form required by Buyer's lender as soon as reasonably possible. Buyer's obligation to close the purchase of the Property shall be contingent upon resolution by Seller of any title objections raised by Buyer or Buyer's lender on or before the Closing Date and delivery by Title to Buyer and Buyer's lender of marked-up owners and lenders title insurance commitments at the Closing reflecting the title required by Buyer and its lender. Buyer agrees that Buyer will not object to any of the encumbrances listed as items 3 through 11 on Schedule B,
Section 2 of the Commitment ("Permitted Encumbrances").

     4.   Seller's Closing Documents.  On the Closing Date,
Seller shall execute and/or deliver to Buyer the following, all in form and content reasonably satisfactory to Buyer:

          4.1.1 Deed. A limited warranty deed, conveying the Property to Buyer, free and clear of all encumbrances, except the Permitted Encumbrances and any other encumbrances that are acceptable to Buyer and its lender.

          4.1.2 Assignment of Leases. An assignment and assumption of leases, conveying all leases of the Property ("Leases") and any security deposits, prepaid rents or collections and guarantees regarding the Leases to Buyer, free and clear of all encumbrances.

          4.1.3 Assignment of Contracts. An assignment and assumption of contracts, conveying the contracts for the Property to Buyer, free and clear of all encumbrances, together with the consent of all parties having a right to consent to such assignment.

          4.1.4 Assignment of Permits and Warranties. An assignment of permits and warranties, conveying all permits and warranties regarding the Property to Buyer, free and clear of all encumbrances, together with the consent of all parties, if any, having a right to consent to such assignment.

          4.1.5                    Certified Rent Roll.  A rent
               roll, certified to by the receiver for the Property ("Receiver") and accurate as of the Closing Date.

          4.1.6                    Termination of Receivership.
               A termination, evidenced by documentation reasonably satisfactory to Buyer, Buyer's lender and Title, of the Receiver's receivership as to possession and control of the Property, effective on or before the Closing Date.

          4.1.7 Notices to Tenants. Notices to the tenants under the Leases, signed by the Receiver, advising such tenants of the sale of the Property and directing them to make future lease payments to Buyer at the place designated by Buyer and confirming the transfer of security deposits and interest thereon.

          4.1.8                    Seller's Affidavit; Mechanics
               Lien Escrow.  An Affidavit of Title by Seller

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               indicating that on the Closing Date there are no
               outstanding, unsatisfied judgments, tax liens or bankruptcies against or involving Seller or the Property; that there has been no skill, labor or material furnished to the Real Property for which payment has not been made or for which mechanics' liens could be filed, except as has been escrowed for by Seller with Title; and that there are no other unrecorded interests in the Real Property, together with whatever standard owner's affidavit and/or indemnity (and/or escrow agreement as may be required by Title to issue owners and lenders title insurance policies with the standard exceptions waived.

          4.9 Security Deposits and Prepaid Rents. All security deposits and prepaid rents under the Leases, including valid transfers of any noncash securities or documents held for such purposes.

          4.10 FIRPTA Affidavit. A non-foreign affidavit, properly executed, containing such information as is required by Internal Revenue Code Section
               1445(b)(2) and its regulations.

          4.11 IRS Form. If required by Title, a Designation Agreement designating the "reporting person" for purposes of completing Internal Revenue Form 1099 and, if applicable, Internal Revenue Form 8594.

          4.12 Well Certificate. A Certificate signed by Seller warranting that there are no "Wells" on the Property within the meaning of Minn. Stat. (Section Mark) 103I, or if there are "Wells", a Well Certificate in the form required by law.

          4.13 Storage Tanks. If the Property contains or contained a storage tank, an affidavit with respect thereto, as required by Minn. Stat. (Section Mark) 116.48.

          4.14 Environmental Undertaking and Indemnity Agreement.
               The Environmental Undertaking and Indemnity
               Agreement attached to this Amendment as Exhibit B.

          4.15 Escrow Agreement. The Escrow Agreement attached to this Amendment as Exhibit C.

          4.16 Other Documents. All other documents reasonably determined by Buyer to be necessary to transfer the Property to Buyer free and clear of all encumbrances.

     5. Buyer's Closing Documents. On the Closing Date, Buyer will execute and/or deliver to Seller the following
(collectively, "Buyer's Closing Documents"):

          5.1 Assumption Agreements. The assignment and assumption agreements regarding the Leases and the Contracts referred to in Sections 4.2.and 4.3 above.

          5.2 Title Documents. Such affidavits, Certificates of Real Estate Value or other documents as may be reasonably required by the Title in order to record the Seller's Closing Documents and issue the title insurance policies required by this Agreement.

          5.3 IRS Form. If required by Title, a Designation Agreement designating the "reporting person" for purposes of completing Internal Revenue Form 1099 and, if applicable, Internal Revenue Form 8594.

     6. Additional Prorations. Seller and Buyer agree to the following additional prorations and allocations of costs regarding the Purchase Agreement:

          6.1  Title Insurance and Closing Fee.  Buyer will pay
               all title insurance costs.   Seller and Buyer will
               each pay one-half of any reasonable and customary closing fee or charge imposed by Title.

          6.2 Deed Tax. Seller shall pay all state deed tax regarding the warranty deed to be delivered by Seller under the Purchase Agreement. Buyer shall pay all mortgage registry tax regarding any mortgage given by Buyer.

          6.3 Basic Rents. All basic rent and other charges under the Leases will be prorated as of the Closing Date. If at the Closing Date a tenant under any of the Leases is delinquent in any payments required of it, then to the extent Buyer receives from such tenant amounts in excess of the payments due Buyer pursuant to this Agreement, Buyer will remit such amounts to Seller. However, Buyer will have no obligation to seek or collect any such payments and will only be obligated to make such payment to Seller after Buyer is fully paid for all amounts due it.

          6.4 Additional Tenant Amounts. To the extent operating expenses, including real estate taxes and special assessments are chargeable to tenants under the Leases, Buyer shall pay to Seller on the Closing Date the amount of all such operating expenses prepaid by Seller and which are reimbursable but not yet billed to tenants and Buyer shall thereafter collect and retain all tenant reimbursements. Seller shall transfer to Buyer at the Closing Date and without additional charge all security deposits and interest thereon, prepaid rents and all deposits or payments by tenants with respect to operating expenses.

          6.5 Recording Costs. Seller will pay the cost of recording all documents necessary to place record title in the condition required by the Purchase Agreement. Buyer will pay the cost of recording all other documents.

          6.6 Other Costs. All other operating costs of the Property, will be allocated between Seller and Buyer as of the Closing Date, so that Seller pays that part of such other operating costs payable before the Closing Date, and Buyer pays that part of such operating costs payable from and after the Closing Date.

          6.7 Attorney's Fees. Each of the parties will pay its own attorneys fees.

     7. Broker's Commission. If the Closing occurs, Seller will pay a brokerage commission to Griffin Companies as the sole real estate brokerage commission regarding this transaction. Seller and Buyer represent and warrant to each other that they have dealt with no other brokers, finders or the like in connection with this transaction, and agree to indemnify each other and to hold each other harmless against all claims, damages, costs or expenses of or for any other such fees or commissions resulting from their actions or agreements regarding the execution or performance of the Purchase Agreement, and will pay all costs of defending any action or lawsuit brought to recover any such fees or commissions incurred by the other party, including reasonable attorney's fees.

     8. Counterparts; Facsimiled Signatures. This Agreement may be executed in counterparts and/or by facsimiled signatures.

Except as above amended, the Purchase Agreement remains in full force and effect.

     EXECUTION:

     Seller and Buyer have executed this Amendment as of the date first stated above.


                                   ANGELES PARTNERS 16, a
                                   California limited partnership

                                   By:  Angeles Realty
                                   Corporation II,
                                   a California corporation,
                                   General Partner

                                   By /s/Robert D. Long Jr.

                                   ItsCAO/Controller




                                   NORTH PRIOR, L.L.C., a
                                   Delaware limited liability
                                   company

                                   By North Prior Corporation, a
                                   Minnesota corporation, Its
                                   Chief Manager

                                   By /s/Gerald L. Trooien,
                                   President
                                   Gerald L. Trooien,
                                   President

                               EXHIBIT A

Tract One:

Lot 1, Block 1, KOSY'S CORNERS, according to the recorded plat thereof.

Tract Two:

   Easement contained in access and mutual driveway easement agreement filed January 17, 1986, as Document No. 2297822 in the office of the County Recorder, in and for Ramsey County,
                           Minnesota.

                               EXHIBIT B

           ENVIRONMENTAL UNDERTAKING AND INDEMNITY AGREEMENT

          THIS ENVIRONMENTAL UNDERTAKING AND INDEMNITY AGREEMENT
(this "Agreement") is made as of June    , 1995, by ANGELES
PARTNERS 16, a California limited partnership ("Seller"), in favor of NORTH PRIOR, L.L.C., a Delaware limited liability company (the "Buyer"), together with its successors, assigns (including, without limitation, Buyer's lender, AMRESCO Capital Corporation, its successors and assigns), transferees, affiliates, shareholders, directors, officers, agents and employees (collectively, the "Indemnified Parties").

          Reference is made to the following facts:

     A. Buyer has agreed to purchase the North Prior Industrial Park (the "Property"), and Seller has agreed to sell the Property, which is more particularly described in Exhibit 1 attached to this Agreement, on the terms and conditions contained in that certain Purchase Agreement between Seller and Buyer dated March 3, 1993, as heretofore amended (the "Purchase Agreement");

     B.   The Property has been contaminated by a petroleum spill
("Spill"); and

     C. As a condition to Buyer's purchasing the Property, Buyer requires, and the Seller agrees, in accordance with the terms of this Agreement, to complete or cause to be completed by others the investigation and remediation of the Property and to indemnify and hold harmless Buyer from any claims, liabilities or costs associated with the Spill and addressed under this Agreement, subject, however, to Section 15 of this Agreement.

          NOW, THEREFORE, in consideration of the Buyer's agreement to purchase the Property and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller agrees as follows:

     1. Definitions. As used in this Agreement, the following terms have the following meanings:

     (a) "Environmental Laws" shall mean all federal, state, and local environmental, health and safety laws, regulations, ordinances, rules, orders, judicial determinations or rules of equity or common law pertaining to the Spill.

     (b) "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental, authority or other entity of whatever nature.


     2.   Environmental Undertaking.    Seller, from and after
the date hereof, expressly and irrevocably covenants and commits, for the benefit of all Indemnified Parties, at its sole cost and expense, to clean up the Spill in accordance with all requirements of the Minnesota Pollution Control Agency ("MPCA") and to the reasonable satisfaction of Buyer and its first mortgagee, AMRESCO Capital Corporation ("Mortgagee"), including but not limited to (i) obtaining or causing to be obtained all necessary permits, licenses or certificates required in connection with the performance of any obligations hereunder;
(ii) repairing any damage to the Property caused by Seller (or Seller's agents and representatives) occasioned by the performance of any of its obligation hereunder; (iii) maintaining reasonable insurance policies (with Buyer named as an additional insured) with respect to the activities of Seller (or Seller's agents and representatives) at any time on the Property (Seller shall provide Buyer with copies of the insurance certificates evidencing said coverage); (iv) taking all necessary and appropriate precautions for the safety of the Indemnified Parties in, on or about the Property (and their employees, guests, and invitees) together with all persons furnishing services or materials in connection with the performance of any obligations hereunder; (v) submitting timely reports to Buyer, including all materials submitted to the MPCA, regarding the progress and performance of any obligations hereunder; and (vi) permitting no mechanics', materialmen's, laborer's or other lien to be made or imposed against the Property as a result of the performance by Seller (or Seller's agents and representatives) of any if its
obligations hereunder.   Seller and Buyer shall provide to the
other timely copies of all notices that may be received from any regulatory agency involved in the regulation or control of the Spill and any responses to such notices by either party to such regulatory agencies.

            Without limiting this Section 2, Seller hereby expressly covenants, for the benefit of all Indemnified Parties, as follows:

     (a) Seller shall implement soil and/or groundwater cleanup as and when required by the MPCA, consistent with applicable Environmental Laws, and as is contained in the remedial action plan as approved by the MPCA, which plan shall be reasonably acceptable to Buyer.

     (b) Seller's investigations and remediation at the Property shall be accomplished in a good and workmanlike manner as expeditiously as is consistent with professional skill, care, health, and safety.

          (c) In connection with the performance by Seller of its obligations hereunder, Buyer shall provide Seller with reasonable access to the Property, to the extent necessary, upon at least 24 hours prior written notice (or such shorter period as is necessary in an emergency), to perform the obligations of Seller hereunder, provided, however, that Seller and Seller's agents shall meet the requirements as set forth in this Section 2. The Seller's written notice shall state the purpose of the intended entry onto the Property and whether any drilling, boring or other similar activity is intended to be conducted, and whether any
equipment is intended to be brought upon the Property.   Seller
shall conduct no borings or drilling operations or otherwise disturb the Property in any manner without (i) first submitting to Buyer written specifications and drawings, and (ii) receiving express written approval for said specifications and drawings from Buyer or Buyer's agent, which approval shall not be unreasonably withheld, conditioned or delayed.

     (d) Seller shall make all reasonable efforts to avoid any interruption and minimize any disturbance or disruption in the use of the Property by Buyer, or any tenants, occupants or patrons, or to parking areas or traffic patterns in and around the Property, including but not limited to, the scheduling of work at reasonable times and the placement of any monitoring wells or other sampling points at grade, all as reasonably requested by Buyer. Seller shall maintain all of its work areas on the Property in a clean and orderly condition and shall restore the Property to substantially the same condition as existed immediately prior to the performance of any work by Seller or Seller's agents. Seller shall properly remove all monitoring wells upon completion of its obligations under this Agreement.

     (e) Seller shall provide Buyer and Mortgagee with copies of all correspondence received from the MPCA, including any closure letter or certification by the MPCA.

     3.   Indemnification.

     (a) The Seller hereby agrees to protect, defend (with counsel reasonably acceptable to the Indemnified Parties), indemnify, and hold harmless the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for, any and all losses, claims, liabilities, damages, injunctive relief, injuries to persons, property or natural resources, fines, penalties, costs, expenses (including, without limitation, attorneys' fees, consultants' fees, expenditures, expenses and court costs incurred in connection with actions, administrative investigations and/or proceedings), and sums paid in settlement of litigation arising directly or indirectly, in whole or in part, out of the Spill (collectively, "Costs and Liabilities"). Without limiting the foregoing, Costs and Liabilities shall include (i) all costs of remediation, testing, monitoring and restoration of any kind (including, if Seller is in default under this Agreement, work performed by consultants and contractors other than Seller's consultants and contractors, whether in substitution for, or in addition to, work performed by Seller's consultants and contractors), and any disposal, (ii) all costs and liabilities associated with claims for, damages to, and remedial action related to the Spill with respect to, persons, property, or natural resources wherever located, (iii) all fines and other penalties associated with claims of noncompliance with any Environmental Laws which are related to the Spill, and (iv) all consultants' and attorneys' fees and costs. The foregoing indemnity shall survive delivery of any deed from Seller to Buyer and any assignment or other transfer by any or all of the Indemnified Parties of their respective interests in the Property. It is understood that so long as Seller is defending the Indemnified Parties and is not in default of its obligations under this Agreement, no litigation for which indemnification is sought (other than relating to governmental fines and penalties or criminal actions) shall be settled without the consent of the Seller. Before expending any funds or settling any claims for which it expects to recover under this Agreement, Buyer shall so notify the Seller in writing. Buyer shall promptly transmit to the Seller copies of all claims or reports in Buyer's possession relating to the Spill so as to provide the Seller opportunity to perform appropriate remediation in a timely manner.

     (b) In no event shall any provision of this Agreement be deemed to be a waiver of or to be in lieu of any right or claim (including without limitation any right of indemnification, contribution, or other right of recovery) that any Indemnified Party might otherwise have against the Seller under any Environmental Laws or any other laws, rules or regulations, other than with respect to the Spill.

     (c) Any sums payable under this Agreement shall be based upon Seller's obligations under Section 3 and shall not be deemed to be based upon any diminution in or other impairment of the value of the Property.

      (d) In the event of any inconsistencies or conflicts between the terms of this Agreement and the terms of the Purchase Agreement (including any exculpatory language contained in the Purchase Agreement), the terms of this Agreement shall control.

      (e) The Seller's obligations under this Agreement shall in no way be impaired, reduced or released by reason of: (i) an Indemnified Party's omission or delay in exercising any right described herein; or (ii) any act or omission of any Indemnified Party in connection with any notice, demand, warning or claim regarding violations or codes, laws or ordinances governing the Property (provided, however, that this subsection (ii) shall not apply to the extent that the Indemnified Party has failed to timely provide a copy of such notice, demand, warning or claim to Seller).

     4. Interest on Unpaid Amounts. Any Costs and Liabilities claimed under this Agreement by an Indemnified Party which are not paid by Seller within forty-five (45) days after written demand made by such Indemnified Party shall bear interest at the per annum rate equal to the lesser of: (a) the Prime Rate (as published by the "Wall Street Journal" from time to time as the

"Prime Rate") plus two percent (2%); or (b) the maximum rate permitted by law. In the event the Prime Rate is no longer published or announced or becomes unascertainable for any reason, Buyer shall designate a comparable reference rate which shall be deemed the Prime Rate under this Agreement.

     5. Waiver. The Seller expressly waives and relinquishes the following rights and remedies:

     (a) All statutes of limitations as a defense to any action or proceeding brought against the Seller by any Indemnified Party with respect to this Agreement, to the fullest extent permitted by law;

     (b) Any right it may have to require any Indemnified Party to (i) proceed against the Seller, (ii) proceed against or exhaust any security held from Seller, (iii) proceed against any other Person whatsoever, or (iv) pursue any other right or remedy in such Indemnified Party's power to pursue pursuant to contract, applicable law or otherwise;

     (c) Any defense based on any legal disability of Seller, any discharge or limitation of the liability of Seller to Buyer, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Seller's obligations exceed or are more burdensome than those of Indemnified Parties; and

     (d) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and demands and notices of every kind except for any demand or notice by any Indemnified Party to Seller expressly provided for in this Agreement.

     6. Effect of Buyer's Forbearance. Buyer may, at any time and from time to time without the consent of, or notice to, the Seller, and without impairing or releasing any of the obligations of Seller hereunder, upon or without any terms or conditions and in whole or in part, consent to, or waive any breach of, or any act, omission or default under this Agreement or the Purchase Agreement.

     7. Binding Effect of Liability. This Agreement shall be absolute, unconditional, continuing, irrevocable and binding upon the Seller and its successors and assigns (whether by merger, consolidation or otherwise). This Agreement shall survive the execution, delivery and recordation of a deed to the Property, and the satisfaction of all obligations under the Purchase Agreement.

     8. Successive Actions. A separate right of action shall arise under this Agreement each time an Indemnified Party acquires knowledge of any matter described herein. Separate and successive actions may be brought to enforce any of the provisions of this Agreement at any time and from time to time. No action hereunder shall preclude any subsequent action, and the Seller hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

     9. Partial Invalidity. If any provision of this Agreement shall be determined to be unenforceable in any circumstances by a court of competent jurisdiction, then the balance of this Agreement nevertheless shall be enforceable, and the subject provision shall be enforceable in all other circumstances.

     10. Attorneys' Fees. In any action or other proceeding brought by any party to enforce any of its rights under this Agreement or to interpret this Agreement, the prevailing party shall be entitled to all reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action.

     11. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon delivery) or if mailed by United States registered or certified mail, postage prepaid, return receipt requested (effective three business days after mailing), or if sent by Federal Express or other reliable overnight courier (effective one business day after sending), addressed as follows:

     Seller:
          Angeles Partners 16
                                   One Insignia Plaza
                                   P.O. Box 1089
                                   Greenville, South Carolina
                                    29602
                                   Attention:  John LeBeau

          With a copy to:

          Angeles Mortgage Investment
                                    Trust
          c/o Briggs & Morgan
                                    (Attention: David G.Greening)
                                   2200 First National Bank
                                    Building
                                   St. Paul, Minnesota  55101

           Buyer:
           North Prior, L.L.C.
                                   c/o Gerald L. Trooien
                                   739 Vandalia Avenue
           St. Paul, Minnesota 55114

                                   With a copy to:

                                   AMRESCO Capital Corporation
                                   1845 Woodall Rodgers Freeway
                                   Suite 1700
                                   Dallas, TX 75201
                                   Attn:  Loan Servicing

     12. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Minnesota (without regard to principles of conflicts of law) and any applicable laws of the United States of America.

     13. Multiple Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     14. Authority. Each individual signing this Agreement on behalf of a party warrants and represents that such individual is authorized to do so on behalf of such party.

     15. Limitation of Liability. The obligations of Seller under this Agreement are not personal and the Buyer's recourse under this Agreement shall be limited to the amounts held in the Escrow Account under that certain Escrow Agreement of even date herewith between Buyer, Seller and First Trust National Association, which Escrow Account secures the obligations of Seller under this Agreement. Under no circumstances shall any of the Indemnified Parties seek or be entitled to recover any amounts from Seller pursuant to this Agreement apart from the amounts in the Escrow Account.

     16. Cure Rights. Buyer shall provide written notice to Seller of any claimed defaults under this Agreement and Seller shall cure such defaults within thirty days; provided that, if the default cannot reasonably be cured within thirty days, the Seller shall have reasonable time to cure such defaults, if and so long as the Seller is diligently attempting to cure any default.

     17. Termination. This Agreement shall terminate when the MPCA, or its successor, has issued a "Site Closure Letter" and such Site Closure Letter has been received and accepted by Buyer and Mortgagee (which acceptance shall not be unreasonably withheld or delayed); provided, however, that, if at the time of such issuance and acceptance Buyer or Mortgagee has been notified of a claim by any party against the Property, Buyer or Mortgagee with regard to the Spill, this Agreement shall remain in place until such time as such claim has been fully waived (in a document reasonably satisfactory to Buyer and Mortgagee) or has been finally dismissed (without a right of appeal) in the applicable jurisdiction(s). For purposes of this Agreement, the term "Site Closure Letter" shall mean any letter or agreement from the MPCA, or its successor, stating that all required remedial investigation, corrective action, monitoring and/or clean-up regarding the Spill has been completed, subject to the MPCA's uniformly applied reservations language.

     18. Assignment of Claims. To the extent necessary for Seller to pursue its claims against third parties (including, without limitation, Yocum Oil Company) regarding the Spill, Buyer assigns to Seller Buyer's interests, if any, in such claims (whether or not such claims run with the land under applicable law), but only for so long as Seller shall not be in default under this Agreement and the Escrow Agreement securing this Agreement beyond the applicable grace periods. Buyer shall promptly enter into such assignment documents as Seller shall from time to time reasonably require in order to evidence such
assignment.   Buyer agrees that, if it is appropriate, Seller may
bring any such claim in the name of Buyer; provided, however, that in such event the Seller's agreement to indemnify Buyer and hold Buyer harmless under Section 3 of this Agreement shall extend to all costs and expenses incurred by Buyer (including the costs of separate counsel and consultants if they must be engaged by Buyer as a result of applicable laws or codes of professional conduct) and all claims (including counterclaims) made against Buyer in connection with the claim so made by Seller in Buyer's name.


          IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                   SELLER:

                                   ANGELES PARTNERS 16, a
                                   California
                                   limited partnership

                                   By:  Angeles Realty
                                   Corporation II,
                                   a California corporation,
                                   General Partner

                                   By /s/ Robert D. Long, Jr.

                                       Its CAO/Controller

                                   BUYER:


                                   NORTH PRIOR, L.L.C., a
                                   Delaware limited liability
                                   company

                                   By North Prior Corporation, a
                                   Minnesota corporation, Its
                                   Chief Manager

                                   By /s/ Gerald L. Trooien

                                        Gerald L. Trooien,
                                        President

                               Exhibit 1


Tract One:

Lot 1, Block 1, KOSY'S CORNERS, according to the recorded plat thereof.

Tract Two:

Easement contained in access and mutual driveway easement agreement filed January 17, 1986, as Document No. 2297822 in the office of the County Recorder, in and for Ramsey County, Minnesota.

                               EXHIBIT C

                            ESCROW AGREEMENT


          This Escrow Agreement is made as of June    , 1995, by
and between NORTH PRIOR, L.L.C., a Delaware limited liability company ("Buyer"), ANGELES PARTNERS 16, a California limited partnership ("Seller") and FIRST TRUST NATIONAL ASSOCIATION, as Escrow Agent ("Escrow Agent").

                          W I T N E S S E T H

          Whereas, the Buyer and Seller have entered into a Purchase Agreement dated March 3, 1993, as heretofore amended, which is incorporated herein by reference (the "Agreement"), which provides this Escrow Agreement shall be entered into. Unless otherwise indicated, capitalized terms used herein shall have the same meaning as in the Agreement.

          Accordingly, the parties agree as follows:

     1.   Deposit.   There shall be deducted from the Purchase
Price and deposited with the Escrow Agent, by wire transfer or other acceptable deposit, the escrowed amount of $900,000. The Escrow Agent hereby agrees to accept the escrowed funds and, subject to Paragraph 6 hereof, agrees to establish and maintain a single separate account therefor (the "Escrow Account").

     2. Escrow Account. The Escrow Account shall be held by the Escrow Agent for the purpose of securing Seller's obligations under the Environmental Undertaking and Indemnity Agreement of even date herewith (the "Undertaking Agreement") between Seller and Buyer. All amounts required to fund such Seller's obligations, including consultants' and attorneys' fees reasonably incurred by Seller in connection with such Seller's obligations, shall be hereinafter collectively referred to as "Cleanup Costs."

     3.   Charges Against Escrow Account.    Seller shall be
entitled to use funds deposited in the Escrow Account to pay Cleanup Costs in accordance with this Paragraph 3. In the event that, and from time to time as Seller in good faith determines (but not more often than once per month), expenses have been incurred by Seller for Cleanup Costs that are chargeable against the Escrow Account (hereinafter a "Claim"), Seller shall notify in writing the Escrow Agent and the Buyer of each such Claim (identifying such Claim with reasonable specificity) against the Escrow Account, and stating the amount thereof. Such notice shall be accompanied by a current sworn cost statement executed by Seller (and, if the sworn cost statement relates to work or materials performed or supplied by a contractor, supplier or consultant having lien rights, then also executed by such contractor, supplier or consultant), together with copies of the billing statement(s) received by Seller from the applicable contractor, supplier, attorney or consultant. Upon receiving a copy of such notice, the Buyer shall raise any objections within twenty (20) business days by written notification to Seller and the Escrow Agent. If Buyer does not object, the Escrow Agent shall issue a disbursement check on the Claim jointly to Seller and the applicable contractor, supplier, consultant or attorney from the Escrow Account as soon as practicable and, promptly after receipt of such check, Seller shall supply Buyer with an unconditional lien waiver executed by the contractor, supplier or consultant being paid from the disbursement (if such contractor, supplier or consultant has lien rights) in the amount of the disbursement. If a notice of objection shall be timely received from Buyer, the parties will negotiate diligently and in good faith to settle any dispute, consistent with the terms the Undertaking Agreement. The Escrow Agent shall prepare and furnish to Buyer and Seller a report on the disbursements and balance of the Escrow Fund and interest thereto at least once each calendar quarter.

     4.   Buyer's Rights.  Buyer shall have superior and
non contingent rights (as to Seller and/or Seller's creditors) to the Escrow Account to effect completion or payment of all of Seller's obligations under the Undertaking Agreement, with any
remaining funds thereafter disbursed to Seller.   Buyer's rights
under this Paragraph 4 may be exercised upon an event of default by Seller under the terms of the Undertaking Agreement, but only after Seller's receipt from Buyer of written notice of default and Seller's failure to cure such default within the time limits set forth in Paragraph 16 of the Undertaking Agreement. Buyer shall provide written notice to Seller and the Escrow Agent as to any demands by Buyer on the Escrow Account. Upon receiving a copy of such demand, the Seller and/or Angeles Mortgage Investment Trust ("AMIT") shall raise any objections within twenty (20) business days by written notification to Buyer and
the Escrow Agent.   If Seller and AMIT do not timely object, the
Escrow Agent shall issue a disbursement to the Buyer from the Escrow Account. Any such disbursement shall be made as soon as
practicable.   If a notice of objection shall be timely received,
the parties will negotiate diligently and in good faith to settle any dispute, consistent with the terms of the Undertaking Agreement.

     5.   Termination.  The Escrow Account shall remain in
existence until the Undertaking Agreement has terminated.    The
parties will negotiate diligently and in good faith to settle any dispute regarding final termination of the Escrow Account. Upon final termination, the Escrow Agent shall promptly remit all amounts remaining in the Escrow Account to the Seller.

     6. Investment of Funds. The Escrow Agent agrees to invest and reinvest the funds in the Escrow Account in one or more of the following investments from time to time (the "Investments") as directed in writing by Seller and approved in writing by Buyer

(which approval shall not be unreasonably withheld or delayed, it being understood that, in granting or withholding such approval, Buyer may take into account the maturity dates of the Investments as they relate to the timing of the anticipated Cleanup Costs):
(1) direct obligations of, or obligations the timely payment of which is guaranteed by, the United States of America; (2) direct obligations of, or obligations the timely payment of which is guaranteed by, any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof; (3) public housing bonds, temporary notes, or preliminary loan notes, fully secured by contracts with the United States of America; (4) time deposits at, money market accounts of, or certificates of deposit issued by, any bank or trust company including, but not limited to,the Escrow Agent, which has, at the time of the acquisition by the Escrow Agent of such investments, a capital stock and surplus aggregating at least $50,000,000; (5) prime commercial paper; or (6) such other investment vehicle as the Buyer and Seller may agree upon from time to time; Buyer shall not unreasonably withhold or delay its consent to an investment
proposal of Seller.   Interest earned on any such investments
shall continue to be held under this Escrow Agreement and become part of the Escrow Account until its termination, except as long as Seller is not in default under the Undertaking Agreement, earned interest shall be disbursed quarterly to Seller. Whenever necessary to make a disbursement hereunder, the Escrow Agent shall, in its discretion, liquidate such Investments as are
required to satisfy claims made hereunder.   If the Escrow Agent
does not receive timely written instruction as contemplated above, the Escrow Account shall be invested in short term investment cash vehicles as indicated by Seller on the attached Schedule.

     7. The Escrow Agent. In consideration of the acceptance by the Escrow Agent of its duties hereunder, it is agreed by all parties hereto that:

     7.1 The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth herein, provided, however, that any amendment or modification which is agreed to by the Buyer and the Seller in writing shall be binding upon the Escrow Agent unless such amendment or modification affects the duties and/or obligations of the Escrow Agent hereunder, in which event the Escrow Agent's consent shall be required.

     7.2 The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except only (a) such notices or instructions as are herein specifically provided for, and (b) orders or process of any court entered or issued with jurisdiction. If the Escrow Account subject hereto is at any time attached, garnished or levied upon, or a court orders the payment, assignment, transfer or conveyance of the Escrow Account, or delivery of the Escrow Account shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting the Escrow Account or any part thereof, then, and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it.

     7.3 Unless otherwise specifically provided herein, the Escrow Agent shall proceed as soon as practicable to collect any checks, notes or other collection items at any time deposited hereunder. All such collections shall be subject to the normal collection agreement in banking institutions for deposit or collection. The Escrow Agent shall not be required or have a duty to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder. The Escrow Agent must provide in writing to the parties at least once each calendar quarter a statement of all deposits, disbursements and interest earned with regard to the Escrow Account.

     7.4 The Escrow Agent shall not be held liable for any action taken or omitted hereunder if taken or omitted by it in good faith and without negligence and in the exercise of its own best judgment. It shall also be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine and consistent with this Escrow Agreement.

     7.5 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereof, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing and delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be liable for any depreciation or change in the value of such documents or securities or any property evidenced thereby.

     7.6  Unless otherwise herein expressly provided, the Escrow
          Agent shall:

          (a) have no responsibility or liability for any diminution which may result from any investments or reinvestments made in accordance with any provision which may be contained herein;

          (b) be entitled to compensation for its services hereunder in such amounts as set forth in the attached Fee Schedule, as may be amended by the Escrow Agent from time to time, and reimbursement of its normal out of pocket expenses including, but not by way of limitation, the reasonable fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, all to be paid by Seller from funds in the Escrow Account;

          (c) be, and hereby is, jointly and severally indemnified and saved harmless, by Seller, from all losses, costs, expenses which may be incurred by it as a result of its involvement in any litigation arising from performance of its duties hereunder, provided that such litigation shall not result from any action taken or omitted by the Escrow Agent and for which it shall have been adjudged negligent; and, such indemnification shall survive termination of this Agreement until extinguished by any applicable statute of limitations, provided however, in the event there is litigation between Seller and Buyer in which the Escrow Agent is made a party, the non-prevailing party shall pay the reasonable attorneys fees and expenses of the Escrow Agent arising from the litigation.

     8. Resignation or Removal of Escrow Agent. The Escrow Agent may resign following the giving of thirty (30) days prior written notice to the parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty
(30) days prior written notice to the Escrow Agent by Seller and Buyer. In either event, the duties of the Escrow Agent shall terminate thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable) and the Escrow Agent shall then deliver the balance of the Escrow Account then in its possession to a successor Escrow Agent as shall be appointed by the Seller and Buyer hereto as evidenced by a written notice presented by the parties to the Escrow Agent.

          If the Seller and Buyer shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief; and any such resulting appointment shall be binding.

          Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrow Account, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement.

      9. Notices. Any request, direction, notice or other service required or permitted to be made or given by a party hereto shall be in writing and shall be deemed sufficiently given or served for all purposes if given by a recognized overnight delivery service with proof of service and delivery (in which case such notice shall be effective on the next business day) or by mailing the same to the address indicated below (or to such other address as party may substitute by written notification to the other party), by certified mail, return receipt requested, postage prepaid (in which case such notice shall be effective the third business day after mailing):

     If to Seller:                 Angeles Partners 16
                    One Insignia Plaza
                    P.O. Box 1089
                    Greenville, South Carolina  29602
                    Attention:  John LeBeau

                    With a copy to:

                    Angeles Mortgage Investment Trust
                    c/o Briggs & Morgan (Attention:
                       David G. Greening)
                    2200 First National Bank Building
                    St. Paul, Minnesota  55101

     If to Buyer:                  North Prior, L.L.C.
                    c/o Gerald L. Trooien
                    739 Vandalia Avenue
                    St. Paul, Minnesota 55114

                    With a copy to:

                    AMRESCO Capital Corporation
                    1845 Woodall Rodgers Freeway
                    Suite 1700
                    Dallas, TX 75201
                    Attn:  Loan Servicing


      If to Escrow
     Agent:         First Trust National Association
                    First Trust Center
                    2nd Floor
                    180 East 5th Street
                    St. Paul, Minnesota 55101
                    Attn:  Mr. Thomas Gronlund


     10. Governing Law. The provisions herein shall be construed, enforced and administered in accordance with the laws of the State of Minnesota and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     11. Successors and Assigns. This Escrow Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns (including, without limitation, Buyer's lender, AMRESCO Capital Corporation, its successors and assigns). The parties acknowledge that AMIT has received from Seller an assignment of all of Seller's rights to receive payments under this Agreement, including, without limitation, the quarterly earned interest payments under Section 6 of this Escrow Agreement and the remaining balance of the Escrow Account upon termination of this Agreement (but AMIT has received no assignment of other rights of Seller under this Agreement and has assumed no obligations of Seller under this Agreement). Buyer and Escrow Agent shall assume that such assignment of payments remains in effect until they are otherwise notified in writing by AMIT.

     12.       Counterparts; Facsimiled Signatures.  This Escrow
Agreement may be executed in counterparts and/or by facsimiled signatures.

          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                                   SELLER:

                                   ANGELES PARTNERS 16, a
                                   California
                                   limited partnership

                                   By:  Angeles Realty
                                   Corporation II,
                                        a California corporation,
                                   General Partner

                                   By /s/ Robert D. Long, Jr.

                                       Its CAO/Controller

                                   BUYER:


                                   NORTH PRIOR, L.L.C., a
                                   Delaware limited liability
                                   company

                                   By North Prior Corporation, a
                                   Minnesota corporation, Its
                                   Chief Manager

                                   By /s/ Gerald L. Trooien

                                        Gerald L. Trooien,
                                        President


                                   ESCROW AGENT:


                                   FIRST TRUST NATIONAL
                                   ASSOCIATION

                                     By

                                       Its

   [ATTACH INVESTMENT ELECTION SCHEDULE-SEE LAST SENTENCE OF SECTION
                                   6]

        [ATTACH ESCROW AGENT'S FEE SCHEDULE-SEE SECTION 7.6(b)]